Exhibit 8(e)(2)

                     CHASE MANHATTAN BANK, N.A., SINGAPORE

                     RATES SCHEDULE ON CUSTODIAN OF SHARES
                     -------------------------------------

All charges are in S$  :-

SERVICES
--------

SAFEKEEPING OF SECURITIES               1. $0.50 per 1,000 shares.
                                           Min. $20.

                                        2. $20 per holding annum.

WITHDRAWAL OF SECURITIES                1/8% of Market Value.
                                        Min. $20 - if with out receipt of
                                        payment from broker.

                                        Min. $25 - if with receipt of payment.

RECEIPT OF SECURITIES                   $15 per share counter holding if not
AT COUNTER                              against payment.

                                        $20 per share - counter holding if
                                        against payment.

DELIVERY OF SECURITIES                  $10/transaction.
AT COUNTER

REGISTRATION IN CLIENT'S                $1 per 1,000 shares.
NAME                                    Min. $20.
                                        Max. $500.

REGISTRATION IN NOMINEES                1/4% of Market Value.
                                        Min. $20.

PROCESS DIVIDEND CLAIMS                 1%. Min. $15.

DIVIDEND PAYMENT                        $20 for amounts more than $100.
                                        Min. $5.

HANDLING SHARES APPLICATION             $20 per application in client's name.
                                        $40 per application in Nominees' name.

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SERVICES
--------

ISSUING SHARE STATEMENTS                For the 1st two requests - free. From
                                        the 3rd request, $10 per statement for
                                        current year and $30 per statement for 1 to 5 years.

HANDLING CHARGE FOR RIGHTS,             $20 per item. Upon receipt of shares,
BONUS ISSUES                            safekeeping charges will apply again if
                                        applicable.

PAYMENT OF CALLS                        $20 per item

CONVERSION OF SHARES/                   $20 per conversion. On receipt of new
EXCHANGE FOR NEW                        certificates, safekeeping charges will
                                        apply again if applicable.

STAMPDUTY ON TRANSFER DEED              $0.30 x Market Value divide by 100.

REQUEST FOR COMPANY ANNUAL              $5 per report.
REPORT